Exhibit 8.1

SUBSIDIARIES OF SEANERGY MARITIME HOLDINGS CORP.

Subsisiary	Jurisdiction of incorporation
Seanergy Management Corp.	Republic of the Marshall Islands
Seanergy Shipmanagement Corp.	Republic of the Marshall Islands
Honor Shipping Co.	Republic of the Marshall Islands
Sea Genius Shipping Co.	Republic of the Marshall Islands
Traders Shipping Co.	Republic of the Marshall Islands
Gladiator Shipping Co.	Republic of the Marshall Islands
Premier Marine Co.	Republic of the Marshall Islands
Emperor Holding Ltd.	Republic of the Marshall Islands
Champion Marine Co.	Republic of the Marshall Islands
Fellow Shipping Co.	Republic of the Marshall Islands
Patriot Shipping Co.	Republic of the Marshall Islands
Flag Marine Co.	Republic of the Marshall Islands
World Shipping Co.	Republic of the Marshall Islands
Partner Marine Co.	Republic of the Marshall Islands
Duke Shipping Co.	Republic of the Marshall Islands
Atsea Ventures Corp.	Republic of the Marshall Islands
Kaizen Shipping Co.	Republic of the Marshall Islands
Blue Shipping Co.	Republic of the Marshall Islands
Mei Shipping Co.	Republic of the Marshall Islands
Squire Ocean Navigation Co.	Republic of Liberia
Lord Ocean Navigation Co.	Republic of Liberia
Knight Ocean Navigation Co.	Republic of Liberia
Good Ocean Navigation Co.	Republic of Liberia
Hellas Ocean Navigation Co.	Republic of Liberia
Friend Ocean Navigation Co.	Republic of Liberia
Paros Ocean Navigation Co.	Republic of Liberia
Titan Ocean Navigation Co.	Republic of Liberia
Icon Ocean Navigation Co.	Republic of Liberia
Partner Shipping Co. Limited	Malta
Pembroke Chartering Services Limited	Malta
Martinique International Corp.	British Virgin Islands
Harbour Business International Corp.	British Virgin Islands